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                                                                      Exhibit 1

                             JOINT FILING AGREEMENT

     Harbour Holdings Limited Partnership, Harbour Investment Corporation and James G. Binch each hereby agrees, pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D filed herewith relating to the acquisition of shares of common stock, par value $.01 per share, of Memry Corporation, a Delaware corporation, is filed jointly on behalf of each such person for the reasons indicated therein.

Date:  August 28, 1995

HARBOUR INVESTMENT CORPORATION             HARBOUR HOLDINGS LIMITED PARTNERSHIP

                                           By: HARBOUR INVESTMENT CORPORATION,
                                               its general partner

By: /s/ JAMES G. BINCH                     By: /s/ JAMES G. BINCH
    -------------------------                  -------------------------
    Name: James G. Binch                       Name: James G. Binch
    Title: President                           Title: President


                            /s/ JAMES G. BINCH
                        --------------------------------
                                James G. Binch